EXHIBIT 99.1

20 North Broadway	Telephone: (405) 235-3611
Oklahoma City, Oklahoma 73102-8260	Fax: (405) 552-4667

NEWS RELEASE

Investor contact:	Zack Hager
(405) 552-4526

Media contact:	Brian Engel
(405) 228-7750
DEVON ENERGY ANNOUNCES RESIGNATION OF DIRECTOR
ROBERT MOSBACHER, JR.
OKLAHOMA CITY — October 24, 2005 — Devon Energy Corporation (NYSE:DVN) today reported that Robert A. Mosbacher, Jr. has resigned from the company’s board of directors. He has served on Devon’s board of directors since 1999.
     Mosbacher’s resignation follows his recent appointment as president and chief executive officer of the Overseas Private Investment Corporation (OPIC). OPIC supports American business investment overseas and is an independent agency of the federal government.
     “We are deeply appreciative of Rob’s contributions to Devon,” commented J. Larry Nichols, chairman and chief executive officer. “While his presence on Devon’s board will be missed, we congratulate Rob on his new position and are confident of his success.”
     Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon is the largest U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For additional information, visit www.devonenergy.com.
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